Exhibit 99.1

News Release

Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2400
Atlanta, GA 30309

Tel: 404 853 1400
Fax: 404 853 1420

AcuityBrands.com
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423
Acuity Brands Reports Fiscal 2011 Second Quarter Results
ATLANTA, March 30, 2011 — Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced fiscal 2011 second quarter net sales increased 8.5 percent, or $32.6 million, to $416.1 million compared with the year-ago period. Fiscal 2011 second quarter operating profit was $37.2 million, or 8.9 percent of net sales, compared with $27.8 million, or 7.3 percent of net sales, for the prior-year period. Income from continuing operations for the second quarter of fiscal 2011 was $19.9 million, an increase of $12.7 million or 176 percent, compared with $7.2 million for the prior-year period. Diluted earnings per share (EPS) from continuing operations for the second quarter of fiscal 2011 were $0.45 compared with $0.16 for the prior-year period, up 181 percent.
Net income for the second quarter of fiscal 2011 was $19.9 million compared with $7.8 million for the year-ago period. Net income for the year-ago period included $0.6 million of income from discontinued operations. Fiscal 2011 second quarter diluted EPS were $0.45 compared with $0.17 for the prior-year period.
Prior year’s second quarter results included a pre-tax special charge for streamlining activities of $5.4 million, or an $0.08 impact on diluted EPS, and a $10.5 million pre-tax loss associated with the early retirement of debt, or a $0.16 impact on diluted EPS. Excluding such items, prior year’s adjusted operating profit was $33.2 million, or 8.7 percent of net sales, and adjusted diluted EPS from continuing operations were $0.40.
Excluding the impact from acquisitions, fiscal 2011 second quarter net sales rose 6.6 percent year-over-year. Higher unit volumes contributed approximately 5 percentage points to the increase in net sales reflecting growth of both luminaires and controls across multiple sales channels, primarily for smaller-size commercial projects and renovation. Favorable price/mix contributed approximately 1 percentage point to the year-over-year increase in net sales with the remainder due to favorable foreign currency translation on international sales.
Mr. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We are pleased with our fiscal 2011 second quarter results as we continue to execute extremely well in this demanding and competitive environment. This was the fourth quarter in a row where we achieved unit volume growth in an environment where U.S. non-residential construction, a key market for us, continued to decline. We estimate that higher material, component, and fuel costs negatively impacted second quarter operating profit by approximately $5 million as compared with the year-ago period. This reduced operating profit margin by 120 basis points and diluted EPS by $0.08. Even with the higher material costs, we increased our operating profit margin by 20 basis points over the prior-year period’s adjusted operating profit margin (excludes special charges) as higher sales volumes, favorable price/mix, and productivity improvements all contributed to the margin improvement.”
Mr. Nagel continued, “During the second quarter, we also expanded our suite of sustainable and energy-efficient lighting solutions with the acquisition of Sunoptics, a premier provider of high-performance, prismatic daylighting products. Sunoptics extends our capabilities in managing the visual environment by using natural daylight, while also providing opportunities to leverage our technology expertise and broad market access, including integration with other energy-efficient technologies such as our LED-based luminaires and intelligent lighting control solutions.”
Year-to-Date Results
Net sales for the first six months of fiscal 2011 increased $66.0 million, or 8.5 percent, to $841.2 million compared with $775.2 million for the prior-year period. Operating profit for the first half of fiscal 2011 was $82.7 million, or 9.8 percent of net sales, compared with $70.5 million, or 9.1 percent of net sales, for the year-ago period. Income from continuing operations for the first half of fiscal 2011 was $44.3 million compared with $30.5 million for the year-ago period. Diluted EPS from continuing operations for the first half of fiscal 2011 were $1.01 compared with $0.69 per share for the prior-year period. Excluding prior year’s special charge for streamlining activities and loss associated with the early retirement of debt, prior year’s first half adjusted operating profit was $75.9 million, or 9.8 percent of net sales, and adjusted diluted EPS from continuing operations were $0.93.

Net income for the first six months of fiscal 2011 was $44.3 million compared with $31.1 million for the year-ago period. Net income for the year-ago period included $0.6 million of income from discontinued operations. Diluted EPS for the first half of fiscal 2011 were $1.01 compared with $0.70 for the prior-year period.
Outlook
Mr. Nagel commented, “We continue to experience inflationary cost pressures resulting from increases in commodity prices. As an example, steel spot prices have risen nearly 45 percent during the past quarter. Although we recently implemented a price increase of 5 to 7 percent at the end of February on those products most affected by higher input costs, fiscal third quarter operating profit margin will continue to come under pressure due to the typical lag in realizing the full benefit of price increases. We will continue to be vigilant in our pricing strategies to protect our margins and market position, which may include future price increases should commodity costs continue to rise. Additionally, we expect to partially offset the negative impact of cost increases from actions to reduce costs and improve productivity.
“Third-party forecasts for the North American non-residential lighting market, which includes renovation, suggest that the market will grow in the low to mid-single digit range for the remainder of our fiscal 2011. While comparable backlog, which excludes the impact from acquisitions, rose 45 percent to $166 million at the end of the second quarter compared with the year-ago period, much of this increase was likely attributable to a pull-forward of orders in advance of the announced price increase that became effective at the end of the quarter. However, March order levels continue to provide encouraging signals of future shipment volume increases.
“Our strategies to drive profitable growth remain intact as we continue to see opportunities in the current environment. These include growth in renovation and tenant improvement projects, further expansion in underpenetrated geographies and channels, and growth from new product introductions and lighting solutions. We continue to enjoy success in building our lighting controls platform and we are now realizing the benefits and synergies of our investment in this exciting and fast growing market.”
Mr. Nagel concluded, “We believe the continued execution of our long-term strategy to expand and leverage our product and solutions portfolio, coupled with our industry-leading market presence and our considerable financial strength to allow us to capitalize on market-growth opportunities, will enable us to outperform the markets we serve in fiscal 2011 and beyond. We believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and we believe we are well positioned to fully participate in this exciting industry.”
Non-GAAP Financial Measures
Acuity Brands’ management included in the above news release the terms “adjusted operating profit” and “adjusted diluted EPS from continuing operations” which are non-GAAP financial measures provided to enhance the user’s overall understanding of the Company’s current financial performance and prospects for the future. Specifically, management believes that adjusted operating profit and adjusted diluted EPS from continuing operations provide useful information to investors by excluding or adjusting items related to (a) streamlining and manufacturing consolidation activities which affected the Company’s reported operating results in 2010 and (b) the loss on the early retirement of debt which affected income and diluted EPS in the second quarter of fiscal 2010. Management believes these special items impacted the comparability of the Company’s results and that these items are not reflective of fixed costs that the Company will incur over the long term. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measure for adjusted operating profit is “operating profit”, which includes the impact of streamlining and manufacturing consolidation activities. The most directly comparable GAAP measure for adjusted diluted EPS from continuing operations is “diluted EPS from continuing operations”, which includes the impact of special charges and the loss on early retirement of debt. The non-GAAP financial measures included in this news release have been reconciled to the nearest GAAP measure.
Conference Call
As previously announced, the Company will host a conference call to discuss second quarter results today, March 30, 2011, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company’s Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of luminaires, lighting control systems and related products and services with fiscal year 2010 net sales of over $1.6 billion. The Company’s brands include Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, RELOC®, Antique Street Lamps™, Tersen™, Winona Lighting®, Synergy® Lighting Controls, Sensor Switch®, Lighting Control & Design™, DTL®, ROAM® and

Sunoptics™. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America and in Europe and Asia.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “estimates”, “forecasts,” “anticipates,” “may,” “should”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: (a) opportunities to leverage the Company’s technology expertise and broad market access to acquired businesses; (b) future benefits from recently announced product price increases, including the typical lag in realizing the full benefit of such increases, and protection of market position and margins through vigilance in pricing strategies; (c) growth opportunities in the current environment, including growth in renovation and tenant improvement projects, further expansion in underpenetrated geographies and channels, and growth from new product introductions and lighting solutions; (d) signals of future shipment volume increases based on March order levels (e) expectation of solid growth over the next decade for the lighting and lighting-related industry and the Company’s position to fully participate; and (f) ability for the Company to outperform the markets it serves through the execution of the its long-term strategies as well as financial strength. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management’s present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 30, 2011 and risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2010. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per-share data)

	February 28,	August 31,
	2011	2010
	(unaudited)
ASSETS
Current Assets:

Cash and cash equivalents	$125.5	$191.0
Accounts receivable, less reserve for doubtful accounts of $1.7 at February 28, 2011 and $2.0 at August 31, 2010	243.7	255.1
Inventories	174.1	149.0
Deferred income taxes	16.3	17.3
Prepayments and other current assets	22.3	13.9

Total Current Assets	581.9	626.3

Property, Plant, and Equipment, at cost:
Land	8.2	7.6
Buildings and leasehold improvements	120.2	113.7
Machinery and equipment	357.5	337.5

Total Property, Plant, and Equipment	485.9	458.8
Less — Accumulated depreciation and amortization	340.8	320.4

Property, Plant, and Equipment, net	145.1	138.4

Other Assets:
Goodwill	571.3	515.6
Intangible assets	212.5	199.5
Deferred income taxes	3.8	3.7
Other long-term assets	22.4	20.1

Total Other Assets	810.0	738.9

Total Assets	$1,537.0	$1,503.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$175.7	$195.0
Accrued compensation	31.3	51.8
Accrued pension liabilities, current	1.1	1.1
Other accrued liabilities	79.1	73.4

Total Current Liabilities	287.2	321.3

Long-Term Debt	353.4	353.3
Accrued Pension Liabilities, less current portion	72.5	71.1
Deferred Income Taxes	15.1	10.2
Self-Insurance Reserves, less current portion	7.8	7.6
Other Long-Term Liabilities	53.0	45.7

Stockholders’ Equity:

Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—

Common stock, $0.01 par value; 500,000,000 shares authorized; 50,859,487 issued and 42,604,732 outstanding at February 28, 2011; and 50,441,634 issued and 42,116,473 outstanding at August 31, 2010	0.5	0.5
Paid-in capital	670.8	661.9
Retained earnings	491.0	459.0
Accumulated other comprehensive loss items	(61.5)	(71.3)
Treasury stock, at cost, 8,254,755 shares at February 28, 2011 and 8,325,161 shares at August 31, 2010	(352.8)	(355.7)

Total Stockholders’ Equity	748.0	694.4

Total Liabilities and Stockholders’ Equity	$1,537.0	$1,503.6

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended February 28,		Six Months Ended February 28,
	2011	2010	2011	2010
Net Sales	$416.1	$383.5	$841.2	$775.2
Cost of Products Sold	252.3	231.2	501.2	461.6

Gross Profit	163.8	152.3	340.0	313.6

Selling, Distribution, and Administrative Expenses	126.6	119.1	257.3	237.7
Special Charge	—	5.4	—	5.4

Operating Profit	37.2	27.8	82.7	70.5

Other Expense (Income):
Interest expense, net	7.5	8.1	15.0	14.8
Miscellaneous expense, net	0.7	(0.6)	2.0	(0.1)
Loss on early debt extinguishment	—	10.5	—	10.5

Total Other Expense	8.2	18.0	17.0	25.2

Income before Provision for Income Taxes	29.0	9.8	65.7	45.3
Provision for Income Taxes	9.1	2.6	21.4	14.8

Income from Continuing Operations	19.9	7.2	44.3	30.5
Income from Discontinued Operations	—	0.6	—	0.6

Net Income	$19.9	$7.8	$44.3	$31.1

Earnings Per Share:

Basic Earnings per Share from Continuing Operations	$0.46	$0.17	$1.03	$0.71
Basic Earnings per Share from Discontinued Operations	—	0.01	—	0.01

Basic Earnings per Share	$0.46	$0.18	$1.03	$0.72

Basic Weighted Average Number of Shares Outstanding	42.3	42.5	42.2	42.4

Diluted Earnings per Share from Continuing Operations	$0.45	$0.16	$1.01	$0.69
Diluted Earnings per Share from Discontinued Operations	—	0.01	—	0.01

Diluted Earnings per Share	$0.45	$0.17	$1.01	$0.70

Diluted Weighted Average Number of Shares Outstanding	43.0	43.3	42.9	43.2

Dividends Declared per Share	$0.13	$0.13	$0.26	$0.26

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended February 28,
	2011	2010
Cash Provided by (Used for) Operating Activities:
Net income	$44.3	$31.1

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	19.2	18.8
Noncash compensation expense, net	1.9	3.0
Excess tax benefits from share-based payments	(3.5)	(0.3)
Loss on early debt extinguishment	—	10.5
Loss on the sale or disposal of property, plant, and equipment	0.1	0.1
Asset impairments	—	3.7
Deferred income taxes	(0.9)	(1.7)
Other non-cash items	0.1	—
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	21.9	2.3
Inventories	(14.4)	(7.3)
Prepayments and other current assets	(5.7)	(12.3)
Accounts payable	(22.6)	(4.5)
Other current liabilities	(16.7)	(1.0)
Other	5.0	5.0

Net Cash Provided by Operating Activities	28.7	47.4

Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(11.8)	(9.5)
Acquisitions of businesses and intangible assets	(80.5)	—

Net Cash Used for Investing Activities	(92.3)	(9.5)

Cash Provided by (Used for) Financing Activities:
Repayments of long-term debt	—	(237.9)
Issuance of long-term debt	—	346.5
Repurchases of common stock	(2.9)	—
Proceeds from stock option exercises and other	5.3	2.9
Excess tax benefits from share-based payments	3.5	0.3
Dividends paid	(11.2)	(11.3)

Net Cash (Used for) Provided by Financing Activities	(5.3)	100.5

Effect of Exchange Rate Changes on Cash	3.4	(1.3)

Net Change in Cash and Cash Equivalents	(65.5)	137.1
Cash and Cash Equivalents at Beginning of Period	191.0	18.7

Cash and Cash Equivalents at End of Period	$125.5	$155.8

ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The table below reconciles certain U.S. Generally Accepted Accounting Principles (“GAAP”) financial measures to the corresponding non-GAAP measures, which exclude special charges associated with actions to accelerate the streamlining of the organization, including the consolidation of certain manufacturing facilities, and the loss on the early extinguishment of debt. These non-GAAP financial measures, including adjusted operating profit, adjusted income from continuing operations, and adjusted diluted earnings per share, are provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes these non-U.S. GAAP measures provide greater comparability and enhanced visibility into results excluding the impact of the special charges and loss on the early extinguishment of debt. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.

		THREE MONTHS ENDED
	February 28
	2011		2010
(In millions, except per-share data)		% of Sales		% of Sales
Net Sales	$416.1		$383.5

Operating Profit (GAAP)	$37.2	8.9%	$27.8	7.3%
Add-back: Special Charge	—	—	5.4	1.4%

Adjusted Operating Profit (Non-GAAP)	$37.2	8.9%	$33.2	8.7%

Income from Continuing Operations (GAAP)	$19.9		$7.2
Add-back: Special Charge	—		3.5
Add-back: Loss on Early Extinguishment of Debt	—		6.8

Adjusted Income from Continuing Operations (Non-GAAP)	$19.9		$17.5

Diluted Earnings Per Share from Continuing Operations (GAAP)	$0.45		$0.16
Add-back: Special Charge	—		0.08
Add-back: Loss on Early Extinguishment of Debt	—		0.16

Adjusted Diluted Earnings Per Share from Continuing Operations (Non-GAAP)	$0.45		$0.40

		SIX MONTHS ENDED
	February 28
	2011		2010
(In millions, except per-share data)		% of Sales		% of Sales
Net Sales	$841.2		$775.2

Operating Profit (GAAP)	$82.7	9.8%	$70.5	9.1%
Add-back: Special Charge	—	—	5.4	0.7%

Adjusted Operating Profit (Non-GAAP)	$82.7	9.8%	$75.9	9.8%

Income from Continuing Operations (GAAP)	$44.3		$30.5
Add-back: Special Charge	—		3.5
Add-back: Loss on Early Extinguishment of Debt	—		6.8

Adjusted Income from Continuing Operations (Non-GAAP)	$44.3		$40.8

Diluted Earnings Per Share from Continuing Operations (GAAP)	$1.01		$0.69
Add-back: Special Charge	—		0.08
Add-back: Loss on Early Extinguishment of Debt	—		0.16

Adjusted Diluted Earnings Per Share from Continuing Operations (Non-GAAP)	$1.01		$0.93